UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 20, 2021
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CHANNELADVISOR CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	001-35940	56-2257867
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3025 Carrington Mill Boulevard
Morrisville, NC 27560
(Address of principal executive offices, including zip code)
(919) 228-4700
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	ECOM	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.
On December 20, 2021, ChannelAdvisor Corporation (the “Company”) and SVT Perimeter Six, L.P. (“Landlord”) entered into an office lease (the “Lease”) for the Company’s new corporate headquarters. The leased property consists of approximately 33,509 rentable square feet (the “Leased Premises”), of the building commonly known as “Perimeter Six” (the “Building”), located at 1010 Sync Street, Morrisville, North Carolina, within Perimeter Park. The Lease provides for Landlord reimbursing the Company for the completion of certain construction improvements on the Leased Premises to be performed by the Company. The term of the Lease will commence on the earlier of (i) October 1, 2022 or (ii) the date on which the Company occupies and begins conducting business in the Leased Premises (the earlier of such dates, the “Commencement Date”). In the event that the Company is delayed in completing the improvements required to occupy the Leased Premises, certain adjustments will be made to the Company’s rent obligations under the Lease. The initial term of the Lease will commence on the Commencement Date and will continue until September 30, 2031. The Company may elect to renew the lease term for two additional five-year periods, subject to certain conditions and notice obligations set forth in the Lease.
Beginning on October 1, 2023, minimum annual rental payments will be $30.77 per square foot, or approximately $1.0 million the first lease year, payable in monthly installments. Minimum annual rental payments are scheduled to increase each lease year by 2.75%. Beginning January 1, 2024, the Company will also be obligated to pay its proportionate share of Landlord’s operating expenses for the Building, subject to certain limitations.
The Company has rights of first refusal with respect to the remaining portions of the Building, subject to certain conditions.
The Landlord is providing the Company a cost allowance to relocate to and construct improvements in the Leased Premises. If the actual construction cost exceeds the allowance, the Company will be responsible for the excess.
The foregoing is a summary description of certain terms of the Lease, is not complete and is qualified in its entirety by reference to the text of the Lease, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHANNELADVISOR CORPORATION

		By:	/s/ Richard F. Cornetta
Date:	December 22, 2021		Richard F. Cornetta
Chief Financial Officer